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                                                                    Exhibit 10.1


                                 TBC CORPORATION
          SENIOR EXECUTIVE PROFESSIONAL SERVICES REIMBURSEMENT PROGRAM


This Senior Executive Professional Services Reimbursement Program (the "Program") covers eligible costs incurred for personal income tax preparation, tax advice, estate planning and will preparation, and investment adviser services (collectively, the "Services").

Participation in this Program shall be limited to those senior management employees of TBC Corporation and its subsidiaries from time to time designated as participants (a "Participant") by the Compensation Committee of the Board of Directors of TBC Corporation. Each Participant shall be eligible for reimbursement of expenses for Services, up to the annual limit from time to time set for that Participant by the Compensation Committee.

Licensed accountants or attorneys, registered investment advisers, or accounting, legal, or professional investment firms must provide any Services for which reimbursement is requested. Services provided to a Participant by any person related to that Participant will not be eligible for reimbursement. Participants must submit reimbursement requests within 180 days after the Participant receives a statement for Services from the professional providing the same. A reimbursement request must include an itemized invoice and proof of payment and must be submitted to the Vice President of Human Resources of TBC Corporation (or in the case of TBC's Vice President of Human Resources, to TBC's Chief Executive Officer) for approval.

The annual limit applicable to a Participant is based on Services provided and costs incurred during 2003 and each calendar year thereafter and shall not be carried over from year to year.

This Program may be modified, amended, or terminated by the Compensation Committee, or the Compensation Committee may determine that an individual shall cease to be a Participant in this Program, at any time or from time to time hereafter, all without prior notice to any Participant. Modification, amendment, or termination of this Program or a Participant's right to participate in this Program shall not affect a Participant's right to reimbursement hereunder for Services obtained prior to the date of such modification, amendment, or termination.

                                        Approved:


                                        /s/ ROBERT R. SCHOEBERL
                                        ----------------------------------------
                                        Robert R. Schoeberl, Chairman,
                                        Compensation Committee of the
                                        Board of Directors of TBC Corporation